Exhibit 21.1

List of AlphaMetrix Managed Futures III LLC (WC Diversified Series) Subsidiaries:

1) AlphaMetrix WC Diversified Fund-MT0041
State of Organization: Cayman Islands
Name Under Which Doing Business: AlphaMetrix WC Diversified Fund-MT0041